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                                                              Exhibit 10.05m

                                                 Date: September 18, 2001






Douglas H. Yaeger (as Chairman of the Board, President and Chief Executive Officer of Laclede Gas Company), and Gerald T. McNeive, Jr. (as Senior Vice President - Finance and General Counsel of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Missouri Natural Gas Division of Laclede Gas Company Retirement Income Plan, Laclede Gas Company Salary Deferral Savings Plan, and the Missouri Natural Gas Division of Laclede Gas Company Dual Savings Plan as set forth in the attached exhibits, such amendments to be effectuated and evidenced by our signatures on said exhibits.



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     AMENDMENTS TO THE LACLEDE GAS COMPANY SALARY DEFERRAL SAVINGS PLAN
     ------------------------------------------------------------------

1. Effective October 1, 2001, a new paragraph is inserted at the beginning of Section 4.4 to read as follows:

"4.4     REQUIRED ADJUSTMENT OF SALARY DEFERRALS
------------------------------------------------
Notwithstanding any other provision of this Section, beginning October 1, 2001 the Plan is intended to meet the design-based safe harbors under Code Sections 401(k)(12) and 401(m)(11). For each Plan Year in which the Plan meets the enhanced matching formula, the tests specified in this Section 4.4 and in Section 5.1 need not be calculated. Prior to each Plan Year, Employees will receive the required notification that the Plan will utilize the designed-based safe harbors. If the Plan will not utilize the above design-based safe harbors, then Employees will be notified as such prior to the beginning of the applicable Plan Year."

2. Effective October 1, 2001, a new paragraph is inserted at the beginning of subsection (b) of Section 5.1 to read as follows:

"(b) Notwithstanding any other provision of this subsection, beginning October 1, 2001 the Plan is intended to meet the design-based safe harbors under Code Sections 401(k)(12) and 401(m)(11). For each Plan Year in which the Plan meets the enhanced matching formula, the tests specified in this Section 5.1 and in Section 4.4 need not be calculated. Prior to each Plan Year, Employees will receive the required notification that the Plan will utilize the designed-based safe harbors. If the Plan will not utilize the above design-based safe harbors, then Employees will be notified as such prior to the beginning of the applicable Plan Year."





                                   /s/ GERALD T. MCNEIVE, JR.
                                   --------------------------
                                   Title:  Senior Vice President - Finance
                                           and General Counsel




                                   /s/ D. H. YAEGER
                                   ----------------
                                   Title:  Chairman, President and
                                           Chief Executive Officer